Exhibit 99.1

GRANTED
EFiled: Apr 15 2008 9:57AM EDT Transaction ID 19406728 Case No. 3353-VCP

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

MARK A. EMALFARB, Plaintiff, v. DYADIC INTERNATIONAL, INC., Defendant.	) ) ) ) ) ) ) ) ) )	C.A. No. 3353-VCP
ORDER

WHEREAS, plaintiff Mark A. Emalfarb (“Plaintiff”) brought this action pursuant to 8 Del. C. § 211 to compel defendant Dyadic International, Inc. (“Defendant,” or the “Company”) to hold an annual meeting of the Company’s stockholders for the election of directors; and
WHEREAS, the parties have filed cross motions seeking judgment on the pleadings; and
WHEREAS, the Court has considered the parties’ cross motions and the briefs submitted in connection therewith.
NOW, THEREFORE, IT IS HEREBY ORDERED, this __ day of April, 2008, that:
1. Defendant shall notice and shall hold an annual meeting of stockholders, such meeting to be held on or before Friday, June 20, 2008.  Notice of the meeting shall be mailed to stockholders at least 40 and no more than 50 days prior to the date of the meeting;
2. The purpose of the annual meeting will be for the election of the directors in Class III and Class I of the Company’s board of directors, and such meeting shall not be adjourned, continued, or postponed prior to the election of directors absent further order of the Court;
3. The record date for the annual meeting shall be April 23, 2008;
4. Pursuant to 8 Del. C. §  211(c), the shares of stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting, notwithstanding any provision of the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company to the contrary.  The annual meeting, otherwise, shall be held in accordance with the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company; and
5. Each party shall bear its own costs.

IT IS SO ORDERED this ______ day of April, 2008.

Vice Chancellor Donald F. Parsons

This document constitutes a ruling of the court and should be treated as such.
Court: Judge: File & Serve Transaction ID: Current Date: Case Number: Case Name: Court Authorizer:	DE Court of Chancery Civil Action Donald F Parsons 19396930 Apr 15, 2008 3353-VCP Emalfarb, Mark A vs Dyadic International Inc Donald F Parsons
/s/ Judge Donald F Parsons